UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2008 (May 27, 2008)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chausee de Wavre, 1789 1160 Brussels, Belgium

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(U.S. zip code)

Registrant’s telephone number, including area code: +32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements.

(e) On May 27, 2008, the Compensation, Nominating and Governance Committee of WABCO Holdings Inc. (NYSE: WBC) (the “Company”) approved an amendment to the employment agreement (the “Agreement”) of Ulrich Michel, the Company’s Senior Vice President and Chief Financial Officer. The Agreement shall be effective as of April 1, 2008. Pursuant to the Agreement, Mr. Michel will receive an annual base salary of 322,000 Euros, an annual incentive target of 40% of base salary and a long-term cash incentive target of 40% of base salary. The Agreement also provides that Mr. Michel is entitled to receive various allowances, including a housing allowance, an education allowance of children in K-12, a goods and services allowance and a company car. The Agreement also provides that if Mr. Michel’s employment is terminated in certain circumstances, Mr. Michel shall be entitled to the following severance benefits:

•

a cash bonus equal to the difference between (i) any severance indemnity under local statutory law for which he would be entitled and (ii) a contractual severance benefit comprised of 18 months of his current gross monthly salary plus his potential annual incentive target and an amount equal to 18 months of the Company’s premiums for Mr. Michel’s life insurance policy;

•	continued medical insurance for a period of 18 months; and

•	reimbursement for financial planning services up to $5,000.

If the contractual severance benefits payable as a result of such termination are less than the statutory severance benefits, Mr. Michel will only be entitled to receive the statutory severance benefits.

Additionally, the Agreement provides that if Mr. Michel’s employment is terminated in conjunction with certain circumstances constituting a change in the control of the Company, Mr. Michel shall receive a payment equal to the difference between (i) any severance indemnity under local statutory law for which he would be entitled and (ii) a contractual severance benefit under the Company’s Change in Control Severance Plan comprised of 150% of his annual base salary plus 150% of his potential annual incentive target. If the contractual severance benefits payable as a result of such termination are less than the statutory severance benefits, Mr. Michel will only be entitled to receive the statutory severance benefit.

The summary of the terms of the Agreement above is qualified in its entirety by reference to the Agreement itself, which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Report to the extent described in Item 5.02.

Exhibit No.	Description of Document
10.1	Amended Employment Agreement of Ulrich Michel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2008	WABCO HOLDINGS INC.

	By:	/s/ Kevin Tarrant
	Name:	Kevin Tarrant
	Title:	Senior Vice President, Human Resources

Exhibit Index

Exhibit No.	Description of Document
10.1	Amended Employment Agreement of Ulrich Michel